Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-52612 and 333-110521 of ClubCorp, Inc. on Form S-8; Post-Effective Amendment No. 1 to Registration Statements Nos. 33-89818, 333-08041, and 333-57107 on Form S-8; and Post-Effective Amendment No. 3 to Registration Statement No. 33-96568 on Form S-8 of our report dated April 12, 2005, relating to the consolidated financial statements of ClubCorp, Inc. appearing in the Annual Report on Form 10-K of ClubCorp, Inc. for the year ended December 28, 2004.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

April 12, 2005